                                                                     EXHIBIT 4-u

                          DILLARD'S CAPITAL TRUST ___


                    CAPITAL SECURITIES GUARANTEE AGREEMENT

                                    Between
  ___________________________________________________________________________
                                DILLARD'S, INC.
                                (as Guarantor)

                                      and

                           THE CHASE MANHATTAN BANK
                            (as Guarantee Trustee)


  ___________________________________________________________________________


        _______ _____, 1998

                               TABLE OF CONTENTS



                                                              Page
                                                              ----


                                   ARTICLE I

DEFINITIONS.....................................................  1

 SECTION 1.1  Definitions.......................................  1


                                  ARTICLE II

TRUST INDENTURE ACT.............................................  5

 SECTION 2.1  Trust Indenture Act; Application..................  5
 SECTION 2.2  List of Holders...................................  5
 SECTION 2.3  Reports by the Guarantee Trustee..................  5
 SECTION 2.4  Periodic Reports to the Guarantee Trustee.........  5
 SECTION 2.5  Evidence of Compliance with Conditions Precedent..  6
 SECTION 2.6  Events of Default; Waiver.........................  6
 SECTION 2.7  Event of Default; Notice..........................  6
 SECTION 2.8  Conflicting Interests.............................  6


                                  ARTICLE III

POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE..............  6

 SECTION 3.1  Powers and Duties of the Guarantee Trustee........  6
 SECTION 3.2  Certain Rights of Guarantee Trustee...............  8
 SECTION 3.3  Indemnity.........................................  9
 SECTION 3.4  Expenses..........................................  9


                                 ARTICLE IV

GUARANTEE TRUSTEE............................................... 10

 SECTION 4.1  Guarantee Trustee; Eligibility.................... 10
 SECTION 4.2  Appointment, Removal and Resignation of the
  Guarantee Trustee............................................. 10


                                   ARTICLE V

GUARANTEE....................................................... 11

 SECTION 5.1  Guarantee......................................... 11
 SECTION 5.2  Waiver of Notice and Demand....................... 11
 SECTION 5.3  Obligations Not Affected.......................... 11
 SECTION 5.4  Rights of Holders................................. 12
 SECTION 5.5  Guarantee of Payment.............................. 12
 SECTION 5.6  Subrogation....................................... 12
 SECTION 5.7  Independent Obligations........................... 13


                                  ARTICLE VI

                                                               Page
                                                               ----

COVENANTS AND SUBORDINATION..................................... 13

 SECTION 6.1  Subordination..................................... 13
 SECTION 6.2  Pari Passu Guarantees............................. 13


                                 ARTICLE VII

TERMINATION..................................................... 13

 SECTION 7.1  Termination....................................... 13


                                 ARTICLE VIII

MISCELLANEOUS................................................... 14

 SECTION 8.1  Successors and Assigns............................ 14
 SECTION 8.2  Amendments........................................ 14
 SECTION 8.3  Notices........................................... 14
 SECTION 8.4  Benefit........................................... 15
 SECTION 8.5  Interpretation.................................... 15
 SECTION 8.6  Governing Law..................................... 16
 SECTION 8.7  Counterparts...................................... 16

     This GUARANTEE AGREEMENT, dated as of _____ ____, 1998 is executed and delivered by DILLARD'S, INC., a Delaware corporation (the "Guarantor") having its principal office at 1600 Cantrell Road, Little Rock, Arkansas 72201 and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Capital Securities (as defined herein) of Dillard's Capital Trust ___, a Delaware statutory business trust (the "Issuer Trust").

     WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of _______ ____, 1998, among Dillard's, Inc., as Depositor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), two individuals selected by the holders of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators") and the Holders from time to time of preferred undivided beneficial ownership interests in the assets of the Issuer Trust, the Issuer Trust is issuing $________ aggregate Liquidation Amount (as defined herein) of its _____% Capital Securities, Liquidation Amount $___ per capital security (the "Capital Securities"), representing preferred undivided beneficial ownership interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement;

     WHEREAS, the Capital Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Subordinated Debenture (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as trust assets; and

     WHEREAS, as incentive for the Holders to purchase the Capital Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Capital Securities the Guarantee payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the purchase of the Capital Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, and intending to be legally bound hereby, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Capital Securities.



                                 ARTICLE I

                                                                               2
                                  DEFINITIONS


  SECTION I.1 Definitions. As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.


  "Additional Amounts" has the meaning specified in the Trust Agreement.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Capital Securities" shall have the meaning specified in the first recital of this Guarantee Agreement.

  "Common Securities" means the securities representing common undivided beneficial interests in the assets of the Issuer Trust.

  "Distributions" means preferential cumulative cash distributions accumulating from and including _____ ____, 1998 and payable quarterly in arrears on ________ ____, _______ ____, _______ ____ and ________ ____ of each year, commencing
_______ ____, 1998, at the annual rate of _____% of the Liquidation Amount.

  "Event of Default" means (i) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement, or (ii) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

  "Guarantee Agreement" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

  "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Capital Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time, (ii) the Redemption Price, with respect to the Capital Securities called for redemption by the Issuer Trust to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, unless Subordinated Debentures are distributed to the Holders, the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment and (b) the amount of assets of the Issuer Trust remaining available for distribution to Holders on liquidation of the Issuer Trust (in either case, the "Liquidation

Distribution").

  "Guarantee Trustee" means The Chase Manhattan Bank, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each Successor Guarantee Trustee.

  "Guarantor" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

  "Holder" means any holder, as registered on the books and records of the Issuer Trust, of any Capital Securities; provided, however, that, in determining whether the holders of the requisite percentage of Capital Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor of the Guarantee Trustee.

  "Indenture" means the Subordinated Debt Indenture dated as of ________ ____, 1998, between Dillard's, Inc. and The Chase Manhattan Bank, as trustee, as may be modified, amended or supplemented from time to time.

  "Issuer Trust" shall have the meaning specified in the first paragraph of this Guarantee Agreement.

  "Liquidation Amount" means the stated amount of $___ per Capital Security.

  "Majority in Liquidation Amount of the Capital Securities" means, except as provided by the Trust Indenture Act, Capital Securities representing more than 50% of the aggregate Liquidation Amount of all then outstanding Capital Securities issued by the Issuer Trust.

  "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Subordinated Debentures to Holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Subordinated Debentures are distributed.

  "Officer's Certificate" means a certificate signed by any one of the following: the Chairman of the Board, the President, the Chief Financial Officer, the Chief Strategic and Administrative Officer, the Chief Legal Officer, the Treasurer, any Assistant Treasurer of the Company or any other person authorized by the Board of Directors to execute any such certificate, and delivered to the Guarantee Trustee. Any Officer's Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

  (a) a statement by the officer signing the Officer's Certificate that such officer has read the covenant or condition and the definitions relating thereto;

  (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officer's Certificate;

  (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

  (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

  "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

  "Redemption Date" means, with respect to any Capital Security to be redeemed, the date fixed for such redemption by or pursuant to the Trust Agreement; provided that each Subordinated Debenture Redemption Date and the stated maturity of the Subordinated Debentures shall be a Redemption Date for a Like Amount of Capital Securities.

  "Redemption Price" shall have the meaning specified in the Trust Agreement.

  "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office, including any managing director, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to this performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

  "Senior Indebtedness" shall have the meaning specified in the Indenture.

  "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

  "Trust Agreement" means the Amended and Restated Trust Agreement, dated ________ ____, 1998, executed by Dillard's, Inc., as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, and The Chase Manhattan Bank, as Property Trustee.

  "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb), as amended.

  "Trust Securities" means the Common Securities and the Capital Securities.



                                  ARTICLE II

                              TRUST INDENTURE ACT



  SECTION II.1 Trust Indenture Act; Application. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Guarantee Agreement, the provision of the Trust Indenture Act shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

  SECTION II.2 List of Holders. (a) The Guarantor will furnish or cause to be furnished to the Guarantee Trustee a list of Holders at the following times:

  (i) quarterly, not more than 15 days after ________ ____, _______ ____, _______ ____ and ________ ____ in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of such ________ ____, _______ ____, _______ ____ and ________ ____;
 and

  (ii) at such other times as the Guarantee Trustee may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

  (b) The Guarantee Trustee shall comply with the requirements of Section 312(b) of the Trust Indenture Act.

  SECTION II.3 Reports by the Guarantee Trustee. Not later than January 31 of each year, commencing January 31, 1999, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of
Section 313(d) of the Trust Indenture Act.

  SECTION II.4 Periodic Reports to the Guarantee Trustee. The Guarantor shall provide to the Guarantee Trustee and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

  SECTION II.5 Evidence of Compliance with Conditions Precedent. The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) may be given in the form of an Officer's

Certificate.

  SECTION II.6 Events of Default; Waiver. The Holders of a Majority in Liquidation Amount of the Capital Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

  SECTION II.7 Event of Default; Notice. (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

  (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless a Responsible Officer charged with the administration of this Guarantee Agreement shall have received written notice if such Event of Default.

  SECTION II.8 Conflicting Interests. The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause
(i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                  ARTICLE III

              POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE


  SECTION III.1 Powers and Duties of the Guarantee Trustee. (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to Section 5.4(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantor Trustee of its appointment to act as Successor Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

  (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

  (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall be obligated to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

  (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

  (i) Prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

       (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

       (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

  (ii) The Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

  (iii) The Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

  (iv) No provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

  SECTION III.2 Certain Rights of Guarantee Trustee. (a) Subject to the provisions of Section 3.1:

  (i) The Guarantee Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

  (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officer's Certificate unless otherwise prescribed herein.

  (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officer's Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

  (iv) The Guarantee Trustee may consult with legal counsel, and the advice or written opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

  (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee.

  (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

  (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any negligence or wilful misconduct on the part of any such agent or attorney appointed with due care by it hereunder.

  (viii) Whenever in the administration of this Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be fully protected in acting in accordance with such instructions.

  (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

  SECTION III.3 Indemnity. The Guarantor agrees to indemnify the Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence, wilful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement.

  SECTION III.4 Expenses. The Guarantor shall from time to time reimburse the Guarantee Trustee for its expenses and costs (including reasonable attorneys' or agents' fees) incurred in connection with the performance of its duties hereunder.

                                  ARTICLE IV

                               GUARANTEE TRUSTEE


  SECTION IV.1 Guarantee Trustee; Eligibility. (a) There shall at all times be a Guarantee Trustee which shall:

  (i)  not be an Affiliate of the Guarantor; and

  (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of Section 310(c) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

  (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2.

  (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of
Section 310(b) of the Trust Indenture Act.

  SECTION IV.2  Appointment, Removal and Resignation of the Guarantee Trustee.
(a) No resignation or removal of the Guarantee Trustee and no appointment of a Successor Guarantee Trustee pursuant to this Article shall become effective until the acceptance of appointment by the Successor Guarantee Trustee by written instrument executed by the Successor Guarantee Trustee and delivered to the Holders and the Guarantee Trustee.

  (b) Subject to the immediately preceding paragraph, a Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements such Person's expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 60 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

  (c) The Guarantee Trustee may be removed for cause at any time by Act (within the meaning of Section 6.8 of the Trust Agreement) of the Holders of at least a Majority in Liquidation Amount of the Capital Securities, delivered to the Guarantee Trustee.

  (d) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee, or if any vacancy shall occur in the office of any Guarantee Trustee for any cause, the Holders of the Capital Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Capital Securities then outstanding delivered to such Guarantee Trustee, shall promptly appoint a successor Guarantee Trustee. If no Successor Guarantee Trustee shall have been so appointed by the Holders of the Capital Securities and such appointment accepted by the Successor Guarantee Trustee, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                                   ARTICLE V

                                   GUARANTEE


  SECTION V.1 Guarantee. The Guarantor irrevocably and unconditionally agrees to pay in full, on a subordinated basis as set forth in Article VI, to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

  SECTION V.2 Waiver of Notice and Demand. The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

  SECTION V.3 Obligations Not Affected. The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

  (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Capital Securities to be performed or observed by the Issuer Trust;

  (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Subordinated Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Capital Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Capital Securities;

  (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Capital Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

  (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the

Issuer Trust or any of the assets of the Issuer Trust;

  (e) any invalidity of, or defect or deficiency in, the Capital Securities;

  (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

  (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

  There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

  SECTION V.4  Rights of Holders.  The Guarantor expressly acknowledges that:
(i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

  SECTION V.5 Guarantee of Payment. This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Subordinated Debentures to Holders as provided in the Trust Agreement.

  SECTION V.6 Subrogation. The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement or any payments are due to the holders of Capital Securities under the Trust Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

  SECTION V.7 Independent Obligations. The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Capital Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.3 hereof.


                                 ARTICLE VI

                          COVENANTS AND SUBORDINATION


  SECTION VI.1 Subordination. This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.

  SECTION VI.2 Pari Passu Guarantees. The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by the Issuer Trust and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement.


                                  ARTICLE VII

                                  TERMINATION


  SECTION VII.1 Termination. This Guarantee Agreement shall terminate and be of no further force and effect upon (i) full payment of the Redemption Price of all Capital Securities, (ii) the distribution of Subordinated Debentures to the Holders in exchange for all of the Capital Securities or (iii) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to Capital Securities or this Guarantee Agreement.

                                                                              14
                                 ARTICLE VIII

                                 MISCELLANEOUS


  SECTION VIII.1 Successors and Assigns. All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Capital Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article IX of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

  SECTION VIII.2 Amendments. Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Capital Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

  SECTION VIII.3 Notices. Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

  (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantor may give notice to the Holders:

       Dillard's, Inc.
       1600 Cantrell Road
       Little Rock, Arkansas 72701
       Facsimile No.:  (501) 376-____
       Attention:  Office of the Secretary

  (b) if given to the Issuer Trust, in care of the Guarantee Trustee, at the Issuer Trust's (and the Guarantee Trustee's) address set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantee Trustee on behalf of the Issuer Trust may give notice to the Holders:


       c/o The Chase Manhattan Bank

       450 West 33rd Street
       New York, New York 10001
       Facsimile No.:  (212) 946-8161
       Attention: Corporate Trust Administration with a copy to:

       Dillard's, Inc.
       1600 Cantrell Road
       Little Rock, Arkansas 72701
       Facsimile No.:  (501) 376-____
       Attention:  Office of the Secretary

  (c)  if given to the Guarantee Trustee:

       The Chase Manhattan Bank
       450 West 33rd Street
       New York, New York 10001
       Facsimile No.:  (212) 946-8161
       Attention:  Corporate Trust Administration

  (d) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

  All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

  SECTION VIII.4 Benefit. This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Capital Securities.

  SECTION VIII.5 Interpretation. In this Guarantee Agreement, unless the context otherwise requires:

  (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

  (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

  (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

  (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

  (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

  (f)  a reference to the singular includes the plural and vice versa; and

  (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

  SECTION VIII.6 Governing Law. THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

  SECTION VIII.7 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

  THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.



                         DILLARD'S, INC.
                         as Guarantor



                         By:
                             -------------------------------
                             Name:
                             Title:



                         THE CHASE MANHATTAN BANK,
                         as Guarantee Trustee, and not
                         in its individual capacity


                         By:
                             -------------------------------
                             Name:
                             Title: